UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
Form 8-K
______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2016
_______________________
AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)
______________________________________

Delaware	001-33278	20-5961564
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)
Address of principal executive offices: 5200 Great America Parkway, Santa Clara, CA 95054
Registrant’s telephone number, including area code: 408-567-7000
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.05 Costs Associated with Exit or Disposal Activities
Item 9.01 Financial Statements and Exhibits
SIGNATURES

EX-99.1

Item 2.05. Costs Associated with Exit or Disposal Activities
After reviewing global market conditions, on April 7, 2016, the Board of Directors of Aviat Networks, Inc. (the “Company”) approved certain cost reduction initiatives that will result in cost savings of approximately $6.0 million to $7.0 million annually. These initiatives will help to streamline the Company’s operations and align expenses with current revenue levels. These actions will impact various domestic and international locations and include a reduction in workforce of approximately 87 people primarily in services, sales and marketing and general and administrative functions. These actions are intended to reduce the Company’s operational cost structure given the changing dynamics of the telecommunications market. These cost reduction initiatives are expected to be substantially completed by March 31, 2017. The Company expects to incur total estimated restructuring charges of approximately $4.0 million related to employee severance and benefits and related charges. The Company currently expects approximately 50% of the total estimated restructuring charges to occur in the fourth quarter of fiscal 2016 and the balance over the following three quarters.

On April 12 2016, the Company issued a press release announcing the restructuring plan. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In this Current Report on form 8-K ( this “Current Report”), the Company discusses and makes statements based on currently available information regarding its intentions, beliefs, current expectations and projections regarding the Company’s future operations and performance, including with respect to anticipated cost savings and expenses related to severance and employee-related cash charges and impairment charges. Certain of these statements may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company cautions investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in the Company’s future performance. For more information regarding the risks and uncertainties of the Company’s business, see “Risk Factors” in the Company’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) on September 30, 2015, as well as other reports filed by the Company with the SEC from time to time.

The Current report contains forecasts and projections of restructuring costs and cost savings related to the operational cost reduction efforts of the Company. Although sometimes presented with numerical specificity, these forecasts and projections are based on a variety of estimates and assumptions made by management of the Company. Although the management of the Company believes that these estimates and assumptions are reasonable under the circumstances, some or all of these estimates and assumptions may not be realized and they are inherently subject to business and economic uncertainties. Investors are cautioned not to place undue reliance on these forecasts and projections, which speak only as of the date on which they are made. The Company assumes no obligation to update this Current Report or the information contained herein, except as required by law.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits.
The following exhibit is filed herewith:

99.1     Press Release issued by Aviat Networks, Inc. on April 12, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.
Date: April 12, 2016	By:	/s/ Ralph S. Marimon
		Name:	Ralph S. Marimon
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No. Under Regulation S-K, Item 601	Description

99.1	Press Release issued by Aviat Networks, Inc. on April 12, 2016.